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                                                                     EXHIBIT 4.2

                            SUPPLEMENTAL INDENTURE


     THIS SUPPLEMENTAL INDENTURE, dated as of May 19, 1998, among Advanstar Communications Inc., a New York corporation (the "Company"), Applied Business teleCommunications, a California corporation and a wholly-owned subsidiary of the Company (the "New Subsidiary Guarantor"), and The Bank of New York (the "Trustee").

     WHEREAS, the Company, the Guarantors listed therein and the Trustee entered into an Indenture dated as of April 30, 1998 (together with this Supplemental Indenture, the "Indenture") to provide, among other things, for the authentication, delivery and administration of the Company's 9 1/4% Senior Subordinated Notes due 2008 (the "Notes") which evidence certain indebtedness of the Company;

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of May 7, 1998 by and among the Company, the New Subsidiary Guarantor, Patrick S. Portway and Shawn Portway, the Company acquired all of the outstanding capital stock of the New Subsidiary Guarantor; and

     WHEREAS, pursuant to Section 3.12 of the Indenture, the Company has agreed, and agreed to cause each Restricted Subsidiary after created or acquired, to enter into a supplemental indenture pursuant to which such Restricted Subsidiary will become a party to the Indenture and thereby unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Securities on a senior subordinated basis.

     NOW, THEREFORE, the Company, the Subsidiary Guarantor and the Trustee agree as follows:

     1.  Defined Terms.  All capitalized terms not defined herein shall have the
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meaning as set forth in the Indenture.

     2.  Amendment of Indenture.  The Company, the New Subsidiary Guarantor and
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the Trustee hereby agree that the Indenture shall be amended by this
Supplemental Indenture to include the New Subsidiary Guarantor as a party thereto and that, for purposes of the Indenture, the New Subsidiary Guarantor shall be a Restricted Subsidiary and a Subsidiary Guarantor. The New Subsidiary Guarantor hereby agrees to bound by the Indenture as a Subsidiary Guarantor for all purposes as if the New Subsidiary Guarantor were a party to the original Indenture, including, without limitation, to Guarantee unconditionally, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Securities on a senior subordinated basis.

     3.  Continuation of Provisions.  Except as amended hereby, all of the terms
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and conditions of the Indenture shall continue in full force and effect and are hereby in all respects ratified and confirmed.
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     4.  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT
GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     5.  COUNTERPARTS.  This Supplemental Indenture may be executed in any
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number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     6.  HEADINGS.  The headings of the Sections of this Supplemental Indenture
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have been inserted for convenience of reference only, are not to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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     IN WITNESS WHEREOF, each party hereto has caused this Supplemental
Indenture to be duly executed, all as of the date first written above.


                         ADVANSTAR COMMUNICATIONS INC.


                         By: /s/ Robert L. Krakoff
                             _______________________________
                         Name: Robert L. Krakoff
                         Title: Chairman & Chief Executive Officer



                         APPLIED BUSINESS TELECOMMUNICATIONS


                         By: /s/ Robert L. Krakoff
                             _______________________________
                         Name: Robert L. Krakoff
                         Title: President



                         THE BANK OF NEW YORK
                         as Trustee


                         By: /s/ Mary Jane Schmalzel
                             _______________________________
                         Name: Mary Jane Schmalzel
                         Title: Chairman & Chief Executive Officer